EXECUTIVE OFFICER RESTRICTED STOCK UNIT AGREEMENT

PALATIN TECHNOLOGIES, INC.

        AGREEMENT made effective as of the 10th day of December, 2008 (the “Grant Date”), between Palatin Technologies, Inc., a Delaware corporation having its principal place of business at 4C Cedar Brook Drive, Cranbury, New Jersey 08512 (the “Company”), and ________________________ (the “Participant”).

        WHEREAS, the Company has adopted the 2005 Stock Plan (the “Plan”) to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

        WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant restricted stock units (“RSUs”) related to the Company’s common stock, $.01 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

        WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Grant of Award. The Company hereby grants to the Participant an aggregate of 250,000 RSUs (the “Award”) which represents a contingent entitlement of the Participant to receive shares of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

        2. Vesting of Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest on the earliest of: (a) December 31, 2009, provided that the Participant remains continuously employed by the Company through December 30, 2009; (b) the Date of Termination of the Participant’s employment with the Company, except (i) in the case of termination for Cause or (ii) at the election of the Participant; and (c) a Change in Control (as the terms “Date of Termination”, “Change in Control” and “Cause” and the concept of termination at the election of the Participant are defined in the Employment Agreement between the Participant and the Company and effective as of June 5, 2007).

On the vesting date, the Participant shall be entitled to receive the number of shares of Common Stock equal to the Award. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant in accordance with this Agreement and the Plan and as required to comply with Section 409A of the Code. Notwithstanding the foregoing, if the Participant is as of the vesting date a “specified employee” (as defined under Section 409A of the Code) then such payment of shares of Common Stock, if required by Section 409A of the Code, will be made six months after the date of such Separation from Service (as defined in Section 409A of the Code).

Except as otherwise set forth in this Agreement, if the Participant is terminated for Cause or voluntarily terminates employment at the election of the Participant (all as defined in the Employment Agreement between the Participant and the Company and effective as of June 5, 2007) prior to December 31, 2009, all unvested RSUs shall immediately be forfeited.

3. Prohibitions on Transfer and Sale. This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company's securities without receipt of consideration) shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant's lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant's guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

     4.     Adjustments. The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5.     Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock sold shall be made in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”).

6.     Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7.     Tax Liability of the Participant and Payment of Taxes.

The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that the Participant will owe taxes as of the vesting of the Award and that the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), the Participant must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company:

     (i) Unless the Participant chooses to satisfy the Tax Withholding Obligation by some other means in accordance with clauses (ii) or (iii) below, the Participant’s acceptance of this Award constitutes the Participant’s instruction and authorization to the Company to authorize a registered broker (the "Broker") deemed acceptable to the Company for such purpose to sell on such vesting date such number of shares of Common Stock otherwise deliverable to the Participant on vesting of the Award as the Company instructs the Broker to sell solely to satisfy the Company's tax withholding obligation, after deduction of the Broker's commission, and the Broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s tax withholding obligation the Company agrees to pay such excess cash to the Participant through payroll as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s tax withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any tax withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the Broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the Broker are under no obligation to arrange for such sale at any particular price. The Company shall not deliver any shares of Common Stock to the Participant until all tax withholdings have been made. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by Broker in order to effectuate the sale of the shares of Common Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this Section 9 is intended to comply with Section 10b5-1(c)(1(i)(B) under the Exchange Act.

     (ii) At any time not less than five (5) business days before any Tax Withholding Obligation arises, the Participant may elect to satisfy a Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (a) wire transfer to such account as the Company may direct, (b) delivery of a certified check payable to the Company, c/o Director, Human Resources & Administration, 4-C Cedar Brook Drive, Cranbury, NJ 08512, or such other address as the Company may from time to time direct, or

     (iii) such other means as the Company may establish or permit.

    8.     Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

     (a)     The Company is not by the Plan, this Agreement or the Award obligated to continue the Participant as an employee of the Company.

     (b)     The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

     (c)     The grant of this Award is considered an extraordinary one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

     (d)      The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of the award, vesting provisions and the purchase price.

     (e)     The value of this Award is an extraordinary item of compensation outside of the scope of any employment. As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

          (f)     The Participant agrees to provide the Company (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of the Award and the administration of the Plan, and the Participant waives any data privacy rights he or she may have with respect to such information or the sharing of such information.

          (g)     The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, the Participant will not be able to transfer or sell shares of Common Stock issued to the Participant pursuant to the Award unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. The Participant agrees that any resale by Participant of the shares of Common Stock issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any such requirements.

9.     Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by personal delivery, recognized courier service, or registered or certified mail, return receipt requested, addressed as follows:

     If to the Company, to:
                    Director, Human Resources & Administration
                    Palatin Technologies, Inc.
                    4-C Cedar Brook Drive
                    Cranbury, NJ 08512

     If to the Participant, by personal delivery to the Participant at the Company if the Participant is then employed by the Company, and otherwise to the last known address of the Participant as shown in the employment records of the Participant with the Company; or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

10.     Benefit of Agreement. Subject to the provisions of the Plan and the provisions of this Agreement, the Award shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

11.     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of New Jersey and agree that such litigation shall be conducted in the state courts of New Jersey or the federal courts of the United States for the District of New Jersey.

12.     Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

13.     Entire Agreement. This Agreement, together with the Plan, and to the extent incorporated by reference, the Employment Agreement, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

14.     Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PALATIN TECHNOLOGIES, INC.
By:
John K.A. Prendergast Chairman, Board of Directors

Participant:

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